Exhibit 99.1

Boeing Corporate Offices 100 N. Riverside Chicago, IL 60606 www.boeing.com

Boeing Elects Nielsen Chairman and CEO David Calhoun to Board of Directors

CHICAGO, June 9, 2009 – The Boeing [NYSE: BA] board of directors has elected David L. Calhoun as its newest member. Calhoun, 52, is chairman of the management board and chief executive officer of The Nielsen Company B.V.

Calhoun’s election is effective immediately. He is expected to serve on the Boeing board’s audit and finance committees.

“Dave is an exceptional executive with a deep understanding of our business and what it takes to succeed in global markets,” said Boeing Chairman, President and Chief Executive Jim McNerney. “I’m grateful he agreed to join our board and I look forward to his contributions to our company.”

Prior to his 2006 move to Nielsen, a global information and media company, Calhoun spent more than 25 years at GE, where he held several senior positions including vice chairman of the company and president and CEO of the GE Infrastructure, GE Transportation, and GE Aircraft Engines businesses.

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Contact:

Todd Blecher

312-544-2002